Exhibit 99.1

Aratana Therapeutics Reports Fourth Quarter and Full Year 2015 Financial Results

LEAWOOD, Kan., March 14, 2016 — Aratana Therapeutics, Inc. (NASDAQ: PETX), a pet therapeutics company focused on the licensing, development and commercialization of innovative biopharmaceutical products for companion animals, announced its fourth quarter 2015 and full year 2015 financial results. For the quarter ended December 31, 2015, Aratana reported a net loss of $12.9 million or $0.37 basic loss per share and for the full year of 2015, Aratana reported a net loss of $84.1 million or $2.45 basic loss per share.

"Aratana achieved significant progress on our late-stage product candidates during 2015. We anticipate our first FDA approval on or before March 25, 2016, our second FDA approval mid-2016 and our third FDA approval by year-end,” stated Steven St. Peter, M.D., President and Chief Executive Officer of Aratana Therapeutics. "During 2015, we advanced toward our objective to become a fully integrated company in 2016.  While our commercial focus will be the United States, we hope to bring our innovative therapeutics to other territories through commercial collaboration.”

Recent Highlights

•

Filed for FDA approval and EU marketing authorization of GALLIPRANT® (grapiprant tablets). The U.S. Food and Drug Administration Center for Veterinary Medicine (CVM) is reviewing the administrative New Animal Drug Application (NADA) for GALLIPRANT for the control of pain and inflammation for dogs with osteoarthritis. The Animal Drug User Fee Act (ADUFA) date for approval is March 25, 2016. Aratana anticipates U.S. commercial availability of GALLIPRANT in fall 2016. Additionally, the European Medicines Agency has started reviewing the GALLIPRANT Marketing Authorization Application and Aratana anticipates authorization in the EU in 2017.

•

Technical Section Complete Letter for Effectiveness from FDA for ENTYCE® (capromorelin oral solution). In February 2016, the Company announced receipt of the third major technical section complete letter (effectiveness) required to file an administrative NADA for CVM approval of ENTYCE for appetite stimulation for dogs with inappetence. Aratana is finalizing the product label, completing the other minor sections and expects to submit the administrative NADA by the end of March 2016. If approved by the CVM, Aratana anticipates commercial availability of ENTYCE in late-2016 or shortly thereafter.

•

Technical Section Complete Letter for Effectiveness from FDA for NOCITA® (bupivacaine liposome injectable solution). In February 2016, the Company announced receipt of the technical section complete letter for effectiveness for NOCITA to provide local post-operative analgesia for cranial cruciate ligament surgery in dogs.  The Company is awaiting a response from the CVM on the chemistry, manufacturing and controls (CMC) technical section with an ADUFA date of June 7, 2016. If the Company receives the technical section complete letter for CMC, Aratana plans to finalize the product label, complete the other minor sections and expects to submit the administrative NADA in the summer of 2016. If approved by the CVM, Aratana anticipates commencing commercialization in late-2016.

•

USDA full licensures for lymphoma therapeutics. In January 2016, the Company was granted full licensure of TACTRESS™ (AT-005, Canine Lymphoma Monoclonal Antibody T-cell) by the United States Department of Agriculture Center for Veterinary Biologics (CVB) as an aid in the treatment of dogs with T-cell lymphoma.

•

Submitted a product license application for AT-014. Aratana submitted a product license application to the CVB for AT-014, a therapeutic vaccine designed for the treatment of canine osteosarcoma. The Company anticipates conditional licensure from the CVB by the end of 2016.

•

Increased Commercial Activities. During 2015 and early 2016, Aratana has raised its awareness with veterinarians by attending industry conferences, featuring its product candidates in peer-reviewed scientific publications and deploying its field-based force of veterinarians. Already in 2016, nearly 5,000 veterinarians have attended Aratana-sponsored continuing education scientific sessions and other events at the largest annual gatherings of veterinarians, the North American Veterinary Community Conference (NAVC) and Western Veterinary Conference (WVC).

Financial Results

In the fourth quarter, the Company reported a net loss of $12.9 million or $0.37 basic loss per share compared to a net loss of $10.3 million, or $0.30 basic loss per share for the quarter ended December 31, 2014. For the year ended December 31, 2015, Aratana reported a net loss of $84.1 million or $2.45 basic loss per share compared to a net loss of $38.8 million or $1.30 basic loss per share in 2014. Results included a non-cash asset impairment charge of $43.4 million or $1.26 per share assessed in the third quarter, along with other income of $5.1 million pertaining to the exercise of the warrant and the subsequent sale of Advaxis, Inc. shares acquired from Advaxis by the Company, as part of the license agreement with Advaxis executed in March 2014.

Aratana had $63 thousand in net revenue for the quarter ended December 31, 2015 and $678 thousand in net revenue for the full year of 2015, which was primarily generated by TACTRESS. The Company has recently made BLONTRESS® (AT-004, Canine Lymphoma Monoclonal Antibody B-cell) available to veterinary oncologists for an aid in the treatment of dogs with B-cell lymphoma.

Research and development expenses totaled $6.5 million in the fourth quarter ended December 31, 2015 compared to $6.0 million for the quarter ended December 31, 2014. For the full year 2015, research and development expenses totaled $25.0 million compared to $20.0 million in 2014. The increase in research and development expense is due primarily to increased costs associated with the advancement of the Company's ongoing pivotal development programs. The Company paid $0.2 million for regulatory milestones in the fourth quarter of 2015 related to AT-016.

Selling, general and administrative expenses totaled $5.8 million for the fourth quarter ended December 31, 2015 compared to $5.0 million for the same period in 2014. For the full year 2015, selling, general and administrative expenses were $19.8 million versus $17.9 million for 2014. The increase is primarily related to expanding commercial activities in preparation for the potential introduction of multiple products in 2016. The increase in selling, general and administrative expenses was partially offset by the reversal of $1.2 million of the remaining contingent consideration due to former shareholders of Vet Therapeutics, Inc. for milestones under Aratana's former license agreement for AT-004, which occurred in the first quarter of 2015.

On October 16, 2015, the Company entered into a Loan and Security Agreement with Pacific Western Bank and Oxford Finance LLC for a $35 million term loan and a $5 million revolving credit facility. The agreement allows for interest-only payments for 18 months. After this period, Aratana is required to make payments of principal and accrued interest in equal monthly installments over an additional 30 months. The loan facility is subject to certain financial and negative covenants, as more fully described in the Company’s filings with the Securities and Exchange Commission.

As of December 31, 2015, Aratana had approximately $86.6 million in cash, cash equivalents, restricted cash and short-term investments. The Company expects that its cash, cash equivalents and short-term investments will fund operations through December 31, 2016.

Financial Guidance

During 2016, Aratana expects to continue investing in the development of its lead product candidates, including manufacturing and success-based milestone payments. The Company anticipates spending approximately $30 million in research and development in 2016. The Company expects very modest revenue in 2016 from its lymphoma franchise as it awaits post-approval studies results. Aratana anticipates use of cash in 2016 to be $45 million to $55 million, which includes the establishment of inventory and other commercial launch preparations, as well as contractual payments associated with the successful completion of development, regulatory and commercial milestones.

Webcast & Conference Call Details

The Company will host a live conference call on Tuesday, March 15, 2016 at 8:30 a.m. ET to discuss financial results for the fourth quarter ending December 31, 2015 and the full year 2015.

Interested participants and investors may access the audio webcast or use the conference call dial-in:

    1 (866) 364-3820 (U.S.)

    1 (855) 669-9657 (Canada)

    1 (412) 902-4210 (International)

A replay of the fourth quarter and full year results teleconference will be available the same day of the event by approximately 11 a.m. ET and an audio webcast will be accessible for 90 days in the Aratana Investor Room. For a replay of the call, use the below dial-in and conference ID 10081823:

    1 (877) 344-7529 (U.S.)

    1 (855) 669-9658 (Canada)

    1 (412) 317-0088 (International)

About Aratana Therapeutics

Aratana Therapeutics is a pet therapeutics company focused on licensing, developing and commercializing innovative biopharmaceutical products for companion animals. Aratana believes that it can leverage the investment in the human biopharmaceutical industry to bring therapeutics to pets in a capital and time efficient manner. The company's pipeline includes therapeutic candidates targeting pain, inappetence, cancer, viral diseases, allergy and other serious medical conditions. Aratana believes the development and commercialization of these therapeutics will permit veterinarians and pet owners to manage pets' medical needs safely and effectively, resulting in longer and improved quality of life for pets. For more information, please visit www.aratana.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements with respect to our ability to bring several innovative products to market; expectations regarding the timing of discussions with regulatory authorities and the approval of AT-001 (GALLIPRANT), AT-002 (ENTYCE) and AT-003 (NOCITA) in the U.S.; expectations regarding the timing or scope of commercialization of products; and the Company’s plans and opportunities, including without limitation offering innovative therapeutics.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our history of operating losses and expectations of losses for the foreseeable future; failure to obtain sufficient capital to fund our operations; risks related to the impairment of intangible assets AT-004, AT-005, AT-007 and AT-011; effects of unstable market and economic conditions; restrictions placed on our operating and financial flexibility by the terms of our credit facility; our substantial dependence on the success of certain of our product candidates; our dependence on novel technologies and compliance with complex regulatory requirements; our inability to obtain regulatory approval for our existing or future product candidates; the lack of commercial success of our current or future product candidates; our inability to realize all of the anticipated benefits of our acquisitions and difficulty integrating acquired businesses; the uncertainty of outcomes of the development of pet therapeutics, which is a lengthy and expensive process; effects of competition; our inability to identify, license, develop and commercialize additional product candidates; our failure to attract and keep senior management and key scientific personnel; our reliance on third-party manufacturers, suppliers, and partners; regulatory restrictions on the marketing of our product candidates; unanticipated difficulties or challenges in the relatively new field of biologics development and manufacturing;  our small commercial organization; difficulties managing the growth of our organization; our significant costs of operating as a public company; risks related to the restatement of our financial statements for the year ended December 31, 2013 and the identification of a material weakness in our internal control over financial reporting; changes in distribution channels for pet therapeutics; consolidation of our customers; limitations on our ability to use our net operating carryforwards; impact of generic products; unanticipated safety or efficacy concerns; our limited patents and patent rights; our failure to comply with our intellectual property license obligations; our infringement of third party patents and challenges to our patents or rights; litigation resulting from the misuse of our confidential information; the uncertainty of the regulatory approval process; our failure to comply with regulatory requirements or obtain foreign regulatory approvals; our failure to report adverse medical events related to our products; legislative or regulatory changes; the volatility of our stock price; our status as an "emerging growth company," as defined in the JOBS Act; the potential for dilution if we sell shares of our common stock in future financings; the influence of significant stockholders over our business; and effects of anti-takeover provisions in our charter documents and under Delaware law. These and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 16, 2015, along with our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts

For investor inquires:

Craig Tooman

ctooman@aratana.com

(913) 353-1026

For media inquiries:

Rachel Reiff

rreiff@aratana.com

(913) 353-1050

ARATANA THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	QUARTER ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2015	2014	2015	2014

Revenues
Licensing and collaboration revenue	$—	$(19)	$—	$500
Product sales	63	267	678	267
Total revenues	63	248	678	767
Costs and expenses
Cost of product sales	8	333	365	333
Royalty expense	18	20	84	72
Research and development	6,465	6,035	24,964	19,985
Selling, general and administrative	5,758	5,025	19,819	17,938
In-process research and development	—	1,000	—	2,157
Amortization of acquired intangible assets	95	189	1,544	1,891
Impairment of acquired intangible assets	—	—	43,398	—
Total costs and expenses	12,344	12,602	90,174	42,376
Loss from operations	(12,281)	(12,354)	(89,496)	(41,609)
Other income (expense)
Interest income	42	65	189	123
Interest expense	(924)	(292)	(1,585)	(1,060)
Other income, net	(1)	2,445	5,140	2,287
Total other income (expense)	(883)	2,218	3,744	1,350
Loss before income taxes	$(13,164)	$(10,136)	$(85,752)	$(40,259)
Income tax benefit	309	(120)	1,698	1,443
Net loss	$(12,855)	$(10,256)	$(84,054)	$(38,816)
Net loss per share, basic and diluted	$(0.37)	$(0.30)	$(2.45)	$(1.30)
Weighted average shares outstanding, basic and diluted	34,540,001	34,118,255	34,355,525	29,767,429

ARATANA THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	DECEMBER 31, 2015	DECEMBER 31, 2014

Assets
Current assets:
Cash, cash equivalents and short-term investments	$86,202	$98,072
Accounts receivable, net and prepaid expenses and other current assets	1,511	1,252
Inventories	1,306	427
Deferred tax asset - current	—	158
Total current assets	89,019	99,909
Property and equipment, net	2,555	620
Long-term marketable securities	—	2,452
Goodwill	39,781	41,398
Intangible assets, net	15,067	62,323
Restricted cash	350	—
Other long-term assets	294	1,201
Total assets	$147,066	$207,903
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses	$5,647	$4,761
Current portion – contingent consideration	—	4,248
Deferred tax liability	—	413
Other current liabilities	37	46
Total current liabilities	5,684	9,468
Loans payable, net	39,710	14,963
Deferred tax liability	—	1,610
Other long-term liabilities	122	30
Total liabilities	45,516	26,071
Total stockholders’ equity	101,550	181,832
Total liabilities and stockholders’ equity	$147,066	$207,903